As filed with the Securities and Exchange Commission on September 14, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NETSCOUT SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	04-2837575
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

310 Littleton Road, Westford, MA 01886

(Address of principal executive offices) (Zip code)

NetScout Systems, Inc. 2019 Equity Incentive Plan, as amended and restated

(Full title of the plan)

Anil K. Singhal, President and Chief Executive Officer

NetScout Systems, Inc.

310 Littleton Road

Westford, MA 01886

(978) 614-4000

(Name and address of agent for service) (Telephone number, including area code, of agent for service)

Copies to:

Miguel J. Vega, Esq.

Cooley LLP

500 Boylston Street

Boston, MA 02116

(617) 937-2319

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (3)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee
Common Stock, par value $0.001 per share	4,700,000 shares (2)	$22.35	$105,045,000.00	$13,634.84

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Registrant’s Common Stock that become issuable under the plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected that increases the number of outstanding shares of Registrant’s Common Stock.

(2)	Represents additional shares of the Registrant’s Common Stock reserved for future issuance under the Registrant’s 2019 Equity Incentive Plan, as amended and restated.
(3)

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) and Rule 457(c). The price per share and aggregate offering price are based upon $22.35, the average of the high and low prices of Registrant’s Common Stock on September 11, 2020 as reported on the Nasdaq Global Select Market.

EXPLANATORY NOTE

On September 10, 2020, the Registrant’s stockholders approved the and restatement of the NetScout Systems, Inc. 2019 Equity Incentive Plan (as amended and restated, the “2019 Plan”) to, among other things, increase the number of shares of Common Stock reserved for issuance under the 2019 Plan by 4,700,000 shares. Accordingly, this Registration Statement is being filed to register an additional 4,700,000 shares of Common Stock for future issuance under the 2019 Plan. These additional shares of Common Stock are securities of the same class as other securities for which an original registration statement on Form S-8 (File No. 333-234326) (the “Prior Registration Statement”) was filed with the Securities and Exchange Commission (the “SEC”) on October 25, 2019. Pursuant to General Instruction E of Form S-8, this registration statement incorporates by reference the contents of the Prior Registration Statement relating to the 2019 Plan.

PART II

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents (File No. 000-26251) filed by the Registrant with the Securities and Exchange Commission (the “Commission”) are incorporated by reference into this Registration Statement (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)):

(a)	The contents of the earlier registration statement on Form S-8 relating to the 2019 Plan, previously filed with the SEC on October 25, 2019 (File No. 333-234326);

(b)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended March 31, 2020, filed with the Commission on May 20, 2020;

(c)

The information specifically incorporated by reference into the Registrant’s Annual Report on Form 10-K for the fiscal year ended March 31, 2020 from the Registrant’s definitive proxy statement on Schedule 14A, filed with the Commission on July 22, 2020;

(d)	The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2020, filed with the Commission on August 6, 2020;

(e)	the Registrant’s Current Reports on Form 8-K, filed with the Commission on May 11, 2020 and September 14, 2020; and

(f)

The description of the Registrant’s Common Stock which is contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission on June 3, 1999, including all amendments and reports filed for the purpose of updating such description.

All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8.	EXHIBITS

Exhibit Number	Description

4.1	Composite conformed copy of Third Amended and Restated Certificate of Incorporation of NetScout (as amended) (filed as Exhibit 3.2 to Registrant’s current report on Form 8-K (File No. 000-26251), filed with the Commission on September 21, 2016, and incorporated herein by reference).

4.2	Amended and Restated By-laws of NetScout (filed as Exhibit 3.1 to Registrant’s current Report on Form 8-K (File No. 000-26251), filed with the Commission on May 11, 2020 and incorporated herein by reference).

5.1*	Opinion of Cooley LLP.

23.1*	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

23.2*	Consent of Cooley LLP (Reference is made to Exhibit 5.1).

24.1*	Power of Attorney (Reference is made to the signature page hereto).

99.1*	NetScout Systems, Inc. 2019 Equity Incentive Plan, as amended and restated.

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westford, Commonwealth of Massachusetts, on September 14, 2020.

NETSCOUT SYSTEMS, INC.

By:	/s/ Anil K. Singhal
Anil K. Singhal
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Anil K. Singhal and Jean Bua, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Anil K. Singhal Anil K. Singhal	President, Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	September 14, 2020

/s/ Jean Bua Jean Bua	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	September 14, 2020

/s/ Michael Szabados Michael Szabados	Vice Chairman of the Board of Directors	September 14, 2020

/s/ Robert E. Donahue Robert E. Donahue	Director	September 14, 2020

/s/ John R. Egan John R. Egan	Director	September 14, 2020

/s/ Alfred Grasso Alfred Grasso	Director	September 14, 2020

/s/ Joseph G. Hadzima, Jr. Joseph G. Hadzima, Jr.	Director	September 14, 2020

/s/ Christopher Perretta Christopher Perretta	Director	September 14, 2020

/s/ Susan L. Spradley Susan L. Spradley	Director	September 14, 2020

/s/ Vivian Vitale Vivian Vitale	Director	September 14, 2020